EXHIBIT 99.1

Right Management Consultants, Inc. Reports Revenue, Net Income and Cash Flow for the First Quarter Ended March 31, 2003

PHILADELPHIA, April 28, 2003 -- Right Management Consultants, Inc. (NYSE: RHT), a global consulting firm specializing in career transition and organizational consulting services, today reported a 13% increase in net income, a 25% increase in revenue before reimbursed expenses and a 24% increase in cash flow for the first quarter of 2003 compared to the first quarter of 2002.

First Quarter 2003 and 2002 -- For the quarter ended March 31, 2003, net income was $10.4 million, or $0.43 per diluted share, compared to net income of $9.2 million, or $0.38 per diluted share, for the first quarter of 2002. Cash flow, defined as earnings before interest, taxes, depreciation and amortization, was $24.8 million for the quarter, up from $19.9 million for the first quarter of 2002. Cash flow information is included as management recognizes that certain investors use it as a measure of an entity's ability to fund its operations and growth, and service its debt.

Revenue before reimbursed expenses for the quarter ended March 31, 2003 was $121.5 million, compared to $97.3 million for the first quarter of 2002. The increase in revenue reflects the acquisition of Coutts Consulting Group in late March 2002 and same-office growth in Europe and Japan. Right's career transition business recognized company office revenue of $99.8 million in the first quarter of 2003, up 22% from $81.9 million in the first quarter of 2002. Deferred revenue, principally from the career transition business, was $65.9 million at March 31, 2003, a decrease of $6.9 million since December 31, 2002. Right's organizational consulting business recognized $20.1 million in company office revenue for the first quarter 2003, up 49% from $13.5 million in the first quarter of 2002.

During the first quarter of 2003, the Company incurred a one-time net-of-tax charge of $464,000 ($.02 per diluted share) related to the loss on the sale of a business unrelated to its core business in Norway.

Acquisition Activity - Effective January 1, 2003, Right acquired the remaining 49% in its Spanish subsidiary for a combination of cash and future defined contingent payments, bringing Right's total ownership to 100%. Right also acquired effective January 1, 2003, certain assets of Aston Promentor, an organizational consulting firm located in Denmark, for cash. Effective April 1, 2003, Right acquired an additional 46% interest in its Brazilian subsidiary for a combination of cash and future defined contingent payments, bringing Right's total ownership to 97%.

Guidance for 2003 -- The company is confirming its revenue and earnings per share guidance for the full year 2003, based on results for the first quarter of 2003, and management's outlook for the remainder of the year. Currently, revenues are expected to approximate $500 million, and earnings per share are expected to approximate $1.80.

Richard J. Pinola, Chairman and Chief Executive Officer, said: "Given the uncertainty created by the geopolitical environment, we were pleased to see the activity in our career transition business sustained at the recent high levels worldwide, and to continue to see growth and profitability in our organizational consulting business. As our revenue and earnings guidance suggests, we believe that the global demand for our career transition services will remain strong, and we are optimistic that we will see the growth in our consulting services continue throughout 2003.


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Right Management Consultants, Inc.
April 28, 2003
Page 2


Our business model anticipates fluctuation in localized demand for our career transition and consulting services. Our challenge remains unchanged - to execute on our strategy of geographic diversification and diversification through growth in our organizational consulting services. This permits us to focus on the creation of long-term value through our enhanced global network, while continuing to build additional capabilities."

Right Management Consultants has scheduled a conference call today at 9:00 a.m. EDT to discuss its results. You may participate by calling (612) 288-0340 at about 8:45 a.m. EDT. You may also listen to the live call via Webcast at www.right.com under the investors section or at www.streetevents.com. You can hear a recording of the conference call starting on Monday April 28, 2003, at 1:00 p.m. EDT through Friday, May 9, 2003, until 11:59 p.m. EDT by calling (320) 365-3844 and giving access code 680883. Additionally, the call will be available via Webcast replay during the same period at www.right.com under the investors section or at www.streetevents.com.

Right Management Consultants offers services to corporations of all sizes through a global network of more than 300 service locations and the Internet. The company is a worldwide leader in customized career transition solutions and also offers a wide range of organizational consulting services, including talent management, leadership development and organizational performance services. In combination, the two lines of business enable Right to help businesses manage the entire life cycle of their employees.

Certain statements contained in this press release are or may be deemed to be "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including discussion and analysis, results of operation, and business plans or strategies that are not statements of historical fact. Such Forward-Looking Statements involve known and unknown risks, uncertainties and other important factors regarding the Company's business, operations and competitive environment that may cause the actual results of the Company to be materially different from historical results or from any future results expressed or implied by such Forward-Looking Statements. Forward-Looking Statements also include projections of financial performance, statements regarding the economy, statements regarding business intentions about layoffs, statements regarding management's plans and objectives, statements regarding pending acquisitions and changes to existing credit arrangements and statements concerning any assumptions relating to the foregoing. These Forward-Looking Statements reflect management's opinions only as of the date hereof and the Company assumes no obligation to update.

                                      # # #

                                    CONTACT:
                Charles J. Mallon, EVP & Chief Financial Officer
                     G. Lee Bohs, EVP, Corporate Development
                       Right Management Consultants, Inc.
                                  215-988-1588

                          FINANCIAL TABLES, NEXT PAGES

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Right Management Consultants, Inc.
April 28, 2003
Page 3

                       Right Management Consultants, Inc.
                                   (NYSE: RHT)
        (Dollars and Shares in Thousands Except Earnings per Share Data)
                                   (Unaudited)

                                                                                   Quarter Ended
                                                                                     March 31,
                                                                                     ---------

                                                                             2003                2002
                                                                             ----                ----
Revenue:
Company office revenue                                                         $ 119,917            $ 95,339
Affiliate royalties                                                                1,547               1,924
                                                                               ----------           ----------
  Revenue before reimbursed expenses                                             121,464              97,263
Reimbursed expenses                                                                1,995               1,076
                                                                               ----------           ----------
Total revenue                                                                    123,459              98,339
                                                                               ----------           ----------

Expenses:
Consultants' compensation                                                         47,456              38,058
Office administration                                                             31,546              22,225
Office sales and consulting support                                               11,223               7,467
Office depreciation                                                                2,537               1,799
General sales and administration                                                   8,435              10,661
Depreciation and amortization                                                      2,560                 946
                                                                               ----------           ----------
  Total expenses                                                                 103,757              81,156
                                                                               ----------           ----------

Income from operations                                                            19,702              17,183

Net interest expense                                                               1,274                 567
                                                                               ----------           ----------

Income before income taxes                                                        18,428              16,616

Provision for income taxes                                                         7,923               7,150

Minority interest in net income of subsidiaries                                       96                 254
                                                                               ----------           ----------

Net income                                                                      $ 10,409             $ 9,212
                                                                               =========            ========

Basic earnings per share                                                        $   0.46             $  0.41
                                                                               =========            ========

Diluted earnings per share                                                      $   0.43             $  0.38
                                                                               =========            ========


Basic weighted average number of shares outstanding                               22,656              22,487
                                                                               =========            ========


Diluted weighted average number of shares outstanding                             24,196              24,281
                                                                               =========            ========








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Right Management Consultants, Inc.
April 28, 2003
Page 4

                                  Right Management Consultants, Inc. (NYSE: RHT)
                                     Segment Information by Line of Business
                                        (Unaudited, Dollars in Thousands)

                                               Quarter Ended
                                                 March 31,
                                                 ---------
                               Career
                             Transition          Consulting        Consolidated
                             ----------          ----------        ------------
2003
----
Company office revenue         $ 99,800        $ 20,117         $119,917
                               ========        ========        =========
Company office
operating income               $ 28,036        $  1,114         $ 29,150
                               ========        ========        =========

2002
----
Company office revenue         $ 81,874        $ 13,465         $ 95,339
                               ========        ========         ========
Company office
operating income (loss)        $ 27,060        ($   194)        $ 26,866
                               ========        ========         ========


                                             Cash Flow Reconciliation
                                         (Unaudited, Dollars in Thousands)

                                     Quarter Ended               Quarter Ended
                                     March 31, 2003              March 31, 2002
                                     --------------              --------------

Income before income taxes                  $18,428               $16,616
Interest expense, net                         1,274                   567
Office depreciation                           2,537                 1,799
Depreciation and amortization                 2,560                   946
                                          ---------            ----------
                                            $24,799               $19,928
                                          =========            ==========



                                     Condensed Consolidated Balance Sheet Data
                                         (Unaudited, Dollars in Thousands)

                                 March 31, 2003             December 31, 2002
                                 --------------             -----------------

Cash and cash equivalents               $ 23,600               $ 33,886
                                       =========              =========

Total assets                            $438,645               $443,670
                                        ========               ========

Deferred revenue                        $ 65,903               $ 72,757
                                        ========               ========

Debt                                    $141,969               $118,501
                                        ========               ========

Shareholders' equity                    $141,707               $131,088
                                        ========               ========